As filed with the Securities and Exchange Commission on June 14, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACHIEVE LIFE SCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2835	95-4343413
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1001 W. Broadway, Suite 400,

Vancouver, British Columbia, V6H 4B1

(604) 736-3678

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard Stewart

Chief Executive Officer

Achieve Life Sciences, Inc.

1001 W. Broadway, Suite 400,

Vancouver, British Columbia, V6H 4B1

(604) 736-3678

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan Smith

Robert Freedman

Amanda Rose

Fenwick & West LLP

1191 2nd Ave, 10th Floor
Seattle, WA 98101
(206) 389-4510

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-224840

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee (3)(4)
Class A Units consisting of:
(i) Shares of common stock, par value $0.001 per share
(ii) Warrants to purchase common stock
Class B Units consisting of:
(i) Shares of Series A Preferred Stock, par value $0.001 per share
(ii) Shares of common stock issuable on conversion of Series A Preferred Stock(3)
(iii) Warrants to purchase common stock
Common stock issuable upon exercise of warrants
Total	$4,600,000	$573
(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Represents only the additional number of securities being registered, including the price of additional shares of common stock and warrants to purchase shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-224840).

(3)	No separate fee is required pursuant to Rule 457(i) under the Securities Act.
(4)	The registrant previously paid filing fees of $2,864 in connection with previous filings of its registration statement on Form S-1 (File No. 333-224840).

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register up to an aggregate of $4,600,000 in (i) additional Class A Units, with each Class A Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase one share of Common Stock, (ii) additional Class B Units, with each Class B Unit consisting of one share of the Company’s Series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”) and a warrant to purchase a number of shares of Common Stock equal to $1,000 divided by the conversion price of the Series A Preferred Stock, (iii) shares of Common Stock issuable upon conversion of the additional shares of Series A Preferred Stock and (iv) shares of Common Stock issuable upon exercise of the warrants included in the additional Class A Units and Class B Units. The contents of the Registration Statement on Form S-1 (Registration No. 333-224840), as amended, including the exhibits and power of attorney thereto, which was declared effective by the Securities and Exchange Commission on June 14, 2018, are incorporated by reference in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, Canada, on June 14, 2018.

ACHIEVE LIFE SCIENCES, INC.

By:	/s/ Richard Stewart
Richard Stewart
Chief Executive Officer and Chairman

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Stewart Richard Stewart	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	June 14, 2018

/s/ John Bencich John Bencich	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 14, 2018

* Scott Cormack	Director	June 14, 2018

* Anthony Clarke	Director	June 14, 2018

* Martin Mattingly	Director	June 14, 2018

* H. Stewart Park	Director	June 14, 2018

* Jay Moyes	Director	June 14, 2018

* Donald Joseph	Director	June 14, 2018

* By:	/s/ John Bencich
John Bencich
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Fenwick & West LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Incorporated by reference to the registrant’s Registration Statement on Form S-1 (File No. 333-224840)